UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 20, 2015

U.S. AUTO PARTS NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

16941 Keegan Avenue, Carson, CA 90746

(Address of principal executive offices) (Zip Code)

(310) 735-0085

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 20, 2015, Bryan P. Stevenson resigned as the Vice President, General Counsel and Corporate Secretary of U.S. Auto Parts Network, Inc. (the “Company”), effective May 29, 2015.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 20, 2015, the Company held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 37,967,837shares of the Company’s common stock and series A convertible preferred stock were entitled to vote as of March 24, 2015, the record date for the Annual Meeting. There were 27,751,675 shares present in person or by proxy at the Annual Meeting, at which the Company’s stockholders were asked to vote on two proposals. The proposals are described in more detail in the Company’s definitive proxy statement dated April 8, 2015 for the Annual Meeting. Set forth below are the matters acted upon by the Company’s stockholders at the Annual Meeting, and the final voting results of each such proposal.

Proposal No. 1 – Election of Directors

The stockholders elected three Class III directors to serve a three-year term, until the Company’s 2018 Annual Meeting of Stockholders and until their respective successors are elected and qualified. The results of the vote were as follows:

	For	Withheld	Broker Non-Votes
Fredric W. Harman	22,513,916	159,292	5,078,467
Warren B. Phelps	22,527,632	145,576	5,078,467
Bradley E. Wilson	22,547,652	125,556	5,078,467

Proposal No. 2 – Ratification of the Selection of Independent Auditors

The stockholders voted to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 2, 2016. The results of the vote were as follows:

For	Against	Abstaining	Broker Non-Votes
27,661,842	89,391	442	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Auto Parts Network, Inc.

Dated: May 22, 2015	By:	/s/ Bryan P. Stevenson
	Name:	Bryan P. Stevenson
	Title:	VP, General Counsel